FORM OF LETTER AGREEMENT

Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, NJ 08807
Amneal Pharmaceuticals LLC
400 Crossing Boulevard
Bridgewater, NJ 08807
[________________]

_____________

Re:    Promissory Note and Collateral Agreement to be entered into by ____________, to be secured, initially by a pledge of Common Units of Amneal Pharmaceuticals LLC and Class B Common Stock of Amneal Pharmaceuticals, Inc.
Ladies and Gentlemen:
This letter agreement (this “Letter Agreement”) is to confirm the mutual understanding among Credit Suisse AG, acting through its New York Branch (the “Lender”), Amneal Pharmaceuticals LLC (the “Company”), Amneal Pharmaceuticals, Inc. (“Amneal”) and __________ (the “Borrower”) with respect to the pledge (the “Pledge”) by the Borrower to the Lender (itself or through one of its affiliates, any such affiliate being treated as the Lender for purposes of this Letter Agreement) of, initially, _________ Units of the Company (the “Units”) and an equal number of shares of Class B Common Stock of Amneal (the “Class B Shares”), in each case pursuant to a Promissory Note and Collateral Agreement dated as of ____________ between the Borrower and the Lender (as amended, supplemented or modified from time to time, the “Loan Agreement”) and certain transactions related thereto. The Pledge will be made in favor of the Lender (the Units and Class B Shares that are so pledged at any time, the “Pledged Shares” and, collectively with any Class A Common Stock of Amneal (the “Class A Shares”) received in connection with a redemption thereof, the “Collateral”) in order to secure the Borrower’s obligations to the Lender under the Loan Agreement and the transactions represented thereby (the “Loan Transactions”). The Pledge and the Loan Transactions are herein referred to collectively as the “Transactions”. Defined terms used but not defined in this Letter Agreement shall have the meaning ascribed to them in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 4, 2018, as amended by Amendment No. 1 to the Third Amended and Restated Liability Agreement of the Company, dated as of February 14, 2019 (as may hereafter be amended, the “LLC Agreement”) or the Second Amended and Restated Stockholders Agreement, dated as of December 16, 2017, by and among Amneal Group (as defined therein) and Atlas Holdings, Inc. (as may hereafter be amended, the “Stockholders Agreement”), as applicable.

Representations, Warranties and Agreements of the Company and Amneal
Each of the Company and Amneal represents, warrants and agrees with the Lender as follows (and the Borrower hereby acknowledges and agrees to the following insofar as its rights or obligations are affected):

1.
until the foreclosure on the Collateral in accordance with the terms of the Transactions of the Pledged Shares by the Lender, the Pledge shall not constitute a “Transfer” (as defined in the LLC Agreement) pursuant to the proviso under such definition, and the “Redemption” or “Direct Exchange” (each as defined in the LLC Agreement) by or on behalf of the Borrower upon any such foreclosure, as described below, is a “Permitted Transfer” under Section 10.02(iii) of the LLC Agreement (it being understood and acknowledged by the Lender that, if the Lender elects to exercise its remedies under the Loan Agreement and foreclose on the Pledged Shares, the Lender shall not be considered a “Member” under the LLC Agreement pending such redemption);

2.
while the Transactions are outstanding, the Lender, for and on behalf of the Borrower (but not the Borrower), shall be entitled to exercise the “Redemption Right” (as defined in the LLC Agreement) of the Borrower with respect to the Pledged Shares by sending a written notice to the Company (the “Foreclosure Redemption Notice”), which shall constitute a “Redemption Notice” (as defined in the LLC Agreement, specifying (i) the number of Units that the Lender (for and on behalf of the Borrower) intends to have the Company redeem on behalf of the Borrower (the “Foreclosure Redeemed Units”), (ii) whether the condition described under the second proviso under the fourth sentence of Section 11.01(a) of the LLC Agreement should apply and (iii) the settlement instructions for the Share Settlement or the Cash Settlement (each as defined in the LLC Agreement), in each case to be delivered or paid by the Company or Amneal to the Lender;

3.
upon delivery of such Foreclosure Redemption Notice, the Redemption (as defined in the LLC Agreement) shall be completed pursuant to Article XI of the LLC Agreement and, (i) to the extent the Company (or Amneal, in the case of a “Direct Exchange” pursuant to Section 11.03 of the LLC Agreement) elects a Share Settlement in connection with such Redemption (for the avoidance of doubt, the foreclosure sales by the Lender with respect to the Class A Shares received by it hereunder will be sold in reliance on Rule 144 under the Securities Act), unless (x) the Lender is an “affiliate” of Amneal, within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or (y) the relevant Redemption Date is on or prior to May 7, 2019 and the conditions of Rule 144(c)(1) under the Securities Act are not satisfied with respect to Amneal at such time, the Company (or Amneal, in the case of a “Direct Exchange” pursuant to Section 11.03 of the LLC Agreement) shall deliver Class A Shares to the Lender, to be settled through the facilities of The Depository Trust Company without a restricted CUSIP, restrictive legend, “stop transfer order” or similar restrictions on transfer, absent a change in applicable securities law following the date hereof that prevents such settlement, and (ii) to the extent the Company (or Amneal, in the case of a “Direct Exchange” pursuant to Section 11.03 of the LLC Agreement) elects Cash Settlement in connection with such Redemption, the Company (or Amneal, in the case of a “Direct Exchange” pursuant to Section 11.03 of the LLC Agreement) shall pay such Cash Settlement to the Lender, in each case pursuant to settlement instructions provided by the Lender in the Foreclosure Redemption Notice and consistent with the settlement timeframes contemplated by the LLC Agreement;

4.
If the Lender becomes aware of a change in applicable securities law that might prevent the settlement in Paragraph 3(i) above, the Lender may notify the other parties to this Letter Agreement, in which case the parties shall negotiate in good faith to amend this Letter Agreement to account for such change in applicable securities law;

5.
for the avoidance of doubt, the phrase “free and clear of all liens and encumbrances” under clause (i) of the fifth sentence of Section 11.01(a) of the LLC Agreement shall be deemed to exclude the liens and encumbrances created by the Pledge;

6.
solely for purposes of Article XI of the LLC Agreement, upon delivery of any Foreclosure Redemption Notice, the Lender, for and on behalf of the Borrower (but not the Borrower), shall be deemed to be the “Redeemed Member” (as defined in the LLC Agreement) with respect to the Foreclosure Redeemed Units, thereby entitled to take any action, give any instruction, consent, notice or otherwise pursuant to Article XI of the LLC Agreement as such “Redeemed Member” (as defined in the LLC Agreement), including without limitation, the right to send a “Retraction Notice” (as defined in the LLC Agreement) under Section 11.01(c) of the LLC Agreement;

7.
following the delivery of any Foreclosure Redemption Notice by the Lender, to the extent that the Borrower is entitled to take any action, give any instruction, consent, notice or otherwise under the LLC Agreement or the Stockholders Agreement with respect to the Pledged Shares, each of the Company and Amneal will accept and comply with all such action, consent, notice or instructions relating to the Pledged Shares that the Borrower would otherwise be entitled to take, give or otherwise provide under the LLC Agreement or the Stockholders Agreement solely from Lender without the consent of the Borrower or, except as required by applicable law, any other party and notwithstanding any contrary or conflicting instructions from the Borrower or, except as required by applicable law, any other party;

8.
until the foreclosure on the Class A Shares constituting Collateral by the Lender, the Pledge shall not constitute a “Transfer” (as defined in the Stockholders Agreement) pursuant to the second parenthetical of such definition, and the foreclosure sales by the Lender with respect to any part or whole of such Class A Shares is a “Transfer” (as defined in the Stockholders Agreement) permitted pursuant to Section 4.1(b)(ii)(D) of the Stockholders Agreement and not subject to Section 4.1(b)(iii) of the Stockholders Agreement (in each case as a “Transfer” (as defined in the Stockholders Agreement) permitted under Section 4.1(b)(i)(D) of the Stockholders Agreement) (for the avoidance of doubt, the Lockup Period has expired for the purposes of the final sentence of Section 4.1(b)(i));

9.
Section 5.6(c)(ii) of the Stockholders Agreement shall not apply to the foreclosure in accordance with this Letter Agreement and related sales by the Lender with respect to any part or whole of the Class A Shares constituting Collateral, if sold in reliance of Rule 144 of the Securities Act of 1933, as amended, and the Lender shall not be deemed to be an “Amneal Group Member” for purposes of Section 5.6(c)(ii) of the Stockholders

Agreement as a result of the Pledge or the foreclosure and related sales by the Lender with respect to the such Collateral;

10.
any and all dividends or distributions on the Pledged Shares will be paid or delivered, including the consideration to be paid or delivered pursuant to Section 11.01(e) of the LLC Agreement, as the case may be, directly to Lender to the following account (the “Collateral Account”), unless otherwise agreed with Lender:

[__________________]

11.
each of the Company and Amneal agrees that (i) it will not comply, without the consent of the Lender, with any instruction originated by or on behalf of the Borrower to transfer or otherwise encumber the Pledged Shares while the Transactions are outstanding and (ii) it will not take any action intended to hinder or delay the Pledge and any exercise of any remedies with respect to the Transactions.

Representations, Warranties and Agreements of Amneal
Amneal represents, warrants and agrees with Lender that:

1.
the Class B Shares delivered to the Lender are in certificated form, duly authorized, validly issued, fully-paid and non-assessable, and are not subject to any pre-emptive or similar rights under the Delaware General Corporation Law or Amneal’s certificate of incorporation; and to Amneal’s knowledge as of the date hereof, such Class B Shares are not subject to any liens, pledges or other encumbrances (other than the Pledge); and

2.
the Class A Shares, upon issuance on exchange of the Pledged Shares in accordance with the LLC Agreement and as described above, will have been duly authorized, validly issued, fully-paid and non-assessable, and will not be subject to any pre-emptive or similar rights under the Delaware General Corporation Law or Amneal’s certificate of incorporation; and Amneal has no knowledge as of the date hereof of any liens, pledges, debts or other encumbrances (other than the Pledge) that would be applicable to such Class A Shares.

Representations, Warranties and Agreements of the Company
The Company represents, warrants and agrees with Lender that:

1.
as provided in Section 3.06(a) of the LLC Agreement, if the Company makes the election for the Units to be treated as “securities” within the meaning of Article 8 of the Uniform Commercial Code of any jurisdiction, the Company shall promptly deliver to the Lender the certificates representing the Units constituting the Pledged Shares.

Representations and Warranties of the Borrower
The Borrower represents and warrants to Amneal, the Company and the Lender that: (i) the Borrower is entitled to effect the instructions given in this Letter Agreement, and that the entry into this Letter Agreement and the performance thereunder of the parties hereto does and will not breach or violate any of the terms or provisions of the LLC Agreement or the Stockholders Agreement;

(ii) the Borrower is not an affiliate of the Lender; (iii) the Loan Agreement constitutes a bona fide extension of credit to the Borrower by the Lender and such extension of credit is with recourse to the Borrower; (iv) pursuant to the Loan Agreement and other any other agreement with respect to the Transactions, the Borrower retains voting rights with respect to the Pledged Shares prior to any foreclosure upon the Pledged Shares after a default in accordance with the terms of the Transactions.
Mutual representations, warranties and agreements
Each of the parties hereto hereby represent and warrant to each other that:

1.	each party has the full legal capacity and authority to enter into this Letter Agreement;

2.	this Letter Agreement has been duly and validly executed and delivered by each party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

3.	the parties hereto agree that the Lender shall not be deemed to be a “Member” under the LLC Agreement as a result of the Pledge.
The parties hereto agree that the Lender shall not, by reason of this Letter Agreement, the creation of the Lender’s rights, remedies and powers provided for herein, the exercise of any rights, remedies or powers as provided hereunder or for any other reason, be responsible or liable in any manner or to any extent for the obligations and liabilities of the Borrower relating to the LLC Agreement, the Stockholders Agreement or any other agreement by or among such parties, whether now existing or hereafter incurred, and all such obligations and liabilities shall at all times and in all events be the responsibilities and liabilities of the Borrower. Except to the extent Class A Shares constituting Collateral have been sold by the Lender upon foreclosure in accordance with the terms of the Transactions, the Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under the LLC Agreement, the Stockholders Agreement or any other agreement, document or other instrument relating to the rights, remedies and powers granted hereunder, all in accordance with the terms and conditions thereof.
Notices
All notices and other communications provided for herein (including, for the avoidance of doubt, any Notice of Foreclosure) shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail as follows, or (ii) by electronic mail to the applicable e-mail address, as set forth below.
For purposes of this Letter Agreement, all notices to Lender will be sent to:
Credit Suisse AG, New York Branch
Eleven Madison Avenue
New York, NY 10010
Attention: UHNW Lending and Deposits
Email: list.uhnwlending@credit-suisse.com

For purposes of this Letter Agreement, all notices to the Borrower will be sent to:
[_________________]

with a copy to:

[_________________]

For purposes of this Letter Agreement, all notices to the Company and Amneal will be     sent to:
David A. Buchen
Senior Vice President, Chief Legal Officer And Corporate Secretary
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, New Jersey 08807
David.Buchen@amneal.com

with a copy to:

Brian P. Spitser
Senior Corporate Counsel, Securities & Assistant Secretary
Amneal Pharmaceuticals, Inc.
400 Crossing Boulevard
Bridgewater, New Jersey 08807
D: (908) 409-6754
M: (917) 414-3423
brian.spitser@amneal.com

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by electronic mail shall be deemed to have been given when received (except that, if not received by 5:00 p.m. (New York City time) on any New York business day, shall be deemed to have been received at the opening of business on the next New York business day).
Additional Borrower Agreements and Acknowledgments
The Borrower agrees to pay all reasonable costs of Amneal and the Company in (i) reviewing, negotiating and executing this Letter Agreement, including costs of outside counsel in an amount of up to $_______, and (ii) complying with and performing its obligations under this Letter Agreement. In addition, in order to induce Amneal and the Company to enter into this Letter Agreement, and in consideration thereof, the Borrower hereby agrees to indemnify, defend and hold Amneal, the Company and their respective managers, officers, directors, and employees (each an “Indemnified Party”) harmless from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable legal fees and disbursements (collectively, “Claims”), which any Indemnified Party may incur as a result of this Letter Agreement, the Pledge, the action or inaction of Amneal or the Company in connection with the Collateral or the Pledge, the action or inaction of the Borrower in connection with the Pledge, or the action or inaction of Lender, except, in each case, for any claims arising from the gross negligence or willful misconduct by any Indemnified Party. In no event shall Amneal or the Company be liable to Pledgor for any payment made to or for the benefit of Lender (including, without limitation, any payment of Class A Shares or the Cash Amount in connection with the exercise of the Redemption Rights with respect to the Units) in the good faith belief that the payment was being made in accordance with the provisions of this Letter Agreement.
The Borrower hereby releases Amneal and the Company and their respective managers, officers, directors and employees from any claim by the Borrower or any person claiming through the Borrower, whether sounding in tort, contract or otherwise, for any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to income tax liabilities, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which the Borrower may become subject, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any Released Claim, as defined in the following sentence. As used herein, “Released Claim” means any claim based on any act or omission to act by Amneal or the Company undertaken at the request or demand of Lender in connection with this Letter Agreement, the Pledge or the Pledged Collateral, except for those acts or omissions arising from the gross negligence of willful misconduct of Amneal or the Company. The Borrower specifically acknowledges the risk that Lender may request a redemption of the Units, and that compliance by Amneal and the Company with such request may result in the Borrower incurring significant income tax liabilities, and that claims by the Borrower on account of such action by Amneal and the Company and resulting tax liabilities of the Borrower are explicitly included within the definition of Released Claims (to the extent that such action by the LLC and/or the Company fall within the definition of Released Claims). The Borrower acknowledges that the Released Claims will arise, if at all, only in the future, and thus by their nature will include claims, rights, demands, causes of action, liabilities or suits that are not known or suspected to exist as of the date of this Letter Agreement. Without limiting the generality of the foregoing, but limited to only the Released Claims, the Borrower waives the rights afforded by any applicable law which may provide that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Miscellaneous
This Letter Agreement shall embody the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. In the event of any inconsistency or contradiction of any provision of this Letter Agreement with any of the LLC Agreement or the Stockholders Agreement, this Letter Agreement shall prevail.

Except as set forth above, no alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless it is set forth in writing and signed by a duly authorized representative of each party. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect.

This Letter Agreement shall not create or be construed as creating rights enforceable by any person or entity not a party hereto. No party to this Letter Agreement is or shall be construed to be a fiduciary of any other party hereto. Except as set forth herein, each party shall have no duties or liabilities to the other party, its affiliates or any other person by virtue of this Letter Agreement.
This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof that would defer to or result in the application of laws of another jurisdiction.
Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, the City of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Letter Agreement, or the transactions contemplated hereby, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Letter Agreement or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to the address of such party set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.
The parties to this Letter Agreement hereby knowingly, voluntarily and irrevocably waive any right they may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Letter Agreement.
This Letter Agreement is a binding agreement between the parties to this Letter Agreement in accordance with its terms, and has been executed for and on behalf of the undersigned on the day and year first written above. This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. No provision of this Letter Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or, in the case of a waiver, by the party against whom the waiver is to be effective.

The provisions, acknowledgments and undertakings of this Letter Agreement shall inure to the benefit of Lender and its successors and assigns permitted under the Transactions.

Yours very truly,

CREDIT SUISSE AG, NEW YORK BRANCH

By:___________________________
Name:
Title:

By:___________________________
Name:
Title:

[Signature Page to Issuer Agreement]

Accepted and agreed as of the date of this Letter Agreement:

AMNEAL PHARMACEUTICALS, INC.

By:____________________________
Name:
Title:

AMNEAL PHARMACEUTICALS LLC

By:____________________________
Name:
Title:

[____________]

By:_________________________
Name:
Title:

[Signature Page to Issuer Agreement]